As filed with the Securities and Exchange Commission on October 31, 2005
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1790959
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Highway 55
Medina, Minnesota 55340
(Address, including zip code, of registrant’s principal executive offices)

POLARIS INDUSTRIES INC. 1995 STOCK OPTION PLAN
POLARIS INDUSTRIES INC. RESTRICTED STOCK PLAN
(Full title of the plans)

Michael W. Malone, Vice President-Finance,
Chief Financial Officer, and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(763) 542-0500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 375-1138
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered(1)	Share (2)	Price	Registration Fee
1995 Stock Option Plan: Common Stock, Par Value $.01(3)	2,000,000 shares	$44.81	$89,620,000	$10,548.28
Restricted Stock Plan: Common Stock, Par Value $.01(3)	250,000 shares	$44.81	$11,202,500	$1,318.54

(1)	This Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of additional shares that may be issued pursuant to the provisions of the plans described herein as the result of any future stock split, stock dividend, or similar adjustment of Polaris Industries Inc.’s outstanding common stock, par value $.01 per share (the “Common Stock”) in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated by the Registrant solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Act and is based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 28, 2005.

(3)	Includes an equal number of preferred share purchase rights associated with our Common Stock under a Rights Agreement dated as of May 18, 2000 (“Preferred Share Purchase Rights”)

EXPLANATORY NOTE
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion of Kaplan, Strangis and Kaplan, P.A.
Consent of Ernst & Young LLP
Power of Attorney
1995 Stock Option Plan, as Amended and Restated
Form of Nonqualified Stock Option Agreement

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement is filed to register additional shares of the Common Stock of Polaris Industries Inc., a Minnesota corporation (the “Registrant”), as follows:
•	2,000,000 additional shares of Common Stock reserved for issuance upon the exercise of stock options granted under the Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated (the “1995 Plan”); and

•	250,000 shares of Common Stock of the Registrant reserved for the issuance of restricted stock awards granted under the Polaris Industries Inc. Restricted Stock Plan, as amended and restated (the “Restricted Stock Plan”).
     After giving effect to stock splits pursuant to Rule 416, an aggregate of 6,200,000 shares of Common Stock under the 1995 Plan and 2,100,000 shares of Common Stock under the Restricted Stock Plan were previously registered pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”), as follows:
•	Registration Statement No. 033-60157 filed on June 12, 1995, covering 2,700,000 shares reserved for issuance under the 1995 Plan, consisting of: (i) 900,000 shares registered under the original filing, (ii) an additional 450,000 shares resulting from a 50% share dividend declared in October 1995 and (iii) an additional 1,350,000 shares resulting from a 100% share dividend declared in March 2004;

•	Registration No. 333-05463 filed on June 7, 1996 covering 1,000,000 shares reserved for issuance under the Restricted Stock Plan, consisting of: (i) 500,000 shares registered under the original filing and (ii) an additional 500,000 shares resulting from a 100% share dividend declared in March 2004; and

•	Registration No. 333-84478 filed on March 18, 2002 covering an additional 4,600,000 shares of Common Stock, consisting of: (i) 1,750,000 additional shares registered under the 1995 Plan and an additional 1,750,000 shares resulting from a 100% dividend declared in March 2004 and (ii) 550,000 additional shares registered under the Restricted Stock Plan and an additional 550,000 shares resulting from a 100% dividend declared in March 2004.
     These earlier Registration Statements are currently effective and the contents thereof are incorporated herein by reference.
Item 8. Exhibits.
     The following Exhibits are filed as part of this Registration Statement:
4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003

4.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.b to the Registrant’s Registration Statement on Form S-4 (No. 033-55769)

4.3	Specimen Stock Certificate of the Registrant, incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4 (No. 033-55769)

4.4	Rights Agreement, dated as of May 18, 2000 between the Registrant and Norwest Bank Minnesota, N.A. (now Wells Fargo Bank, N.A.), as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on May 25, 2000

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5)

24	Power of Attorney

99.1	Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated

99.2	Form of Nonqualified Stock Option Agreement and Notice of Exercise Form

99.3	Polaris Industries Inc. Restricted Stock Plan, as amended and restated, incorporated by reference to Exhibit 10.n to the Registrant’s Current Report on Form 8-K filed on April 26, 2005

99.4	Form of Performance Restricted Share Award Agreement, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (No. 333-05463) filed on June 7, 1996

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on October 31, 2005.

POLARIS INDUSTRIES INC.

By:	/s/ Thomas C. Tiller

Thomas C. Tiller,
Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman and Director	October 31, 2005

Gregory R. Palen

/s/ Thomas C. Tiller	Chief Executive Officer and	October 31, 2005

Thomas C. Tiller	Director (Principal Executive Officer)

/s/ Michael W. Malone	Vice President — Finance,	October 31, 2005

Michael W. Malone	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

*	Director	October 31, 2005

Andris A. Baltins

*	Director	October 31, 2005

Robert L. Caulk

*	Director	October 31, 2005

Annette K. Clayton

Signature	Title	Date

*	Director	October 31, 2005

William E. Fruhan, Jr.

*	Director	October 31, 2005

John R. Menard, Jr.

*	Director	October 31, 2005

Stefan Pierer

*	Director	October 31, 2005

R.M. (Mark) Schreck

*	Director	October 31, 2005

Richard A. Zona

*By:	/s/ Thomas C. Tiller	October 31, 2005

Thomas C. Tiller Attorney-in-Fact

Thomas C. Tiller, pursuant to Powers of Attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Registration Statement of Polaris Industries Inc., or any amendment thereto, on behalf of each of such officers and directors in the capacities in which the names of each appear above.

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003

4.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.b to the Registrant’s Registration Statement on Form S-4 (No. 033-55769)

4.3	Specimen Stock Certificate of the Registrant, incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-4 (No. 033-55769)

4.4	Rights Agreement, dated as of May 18, 2000 between the Registrant and Norwest Bank Minnesota, N.A. (now Wells Fargo Bank, N.A.), as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on May 25, 2000

5	Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5)

24	Power of Attorney

99.1	Polaris Industries Inc. 1995 Stock Option Plan, as amended and restated

99.2	Form of Nonqualified Stock Option Agreement and Notice of Exercise Form

99.3	Polaris Industries Inc. Restricted Stock Plan, as amended and restated, incorporated by reference to Exhibit 10.n to the Registrant’s Current Report on Form 8-K filed on April 26, 2005

99.4	Form of Performance Restricted Share Award Agreement, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (No. 333-05463) filed on June 7, 1996